Exhibit 10.1(g)


                       SIXTH AMENDMENT TO
    AMENDED AND RESTATED EOG RESOURCES, INC. 1994 STOCK PLAN



      WHEREAS, EOG Resources, Inc. (the "Company") has heretofore adopted and maintains the Amended and Restated EOG Resources, Inc. 1994 Stock Plan, as amended by amendments dated effective as of December 12, 1995, December 10, 1996, December 9, 1997, May 5, 1998, and December 8, 1998 (hereinafter collectively referred to as the "Plan"); and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan is amended as follows:


     1. Section 5.4 (iii) is hereby deleted in its entirety and the following is substituted therefore:

          "(iii)     Limits  on  Transfer of  Awards.   No  Award
     (other than Released Securities) and no right under any such
     Award   shall   be   assignable,  alienable,   saleable   or
     transferable by a Participant other than:

               (a)  by will or by the laws of descent and distribution;

               (b)  pursuant to a "domestic relations order" as defined in
     Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

               (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

                    (1)  a member of his or her Immediate Family,

                    (2) a trust solely for the benefit of the Participant and his or her Immediate Family; or

                    (3) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

               (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant.

          Each transferee described in (b) and (c) above is hereafter referred to an a "Permitted Transferee," provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable




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     Award  Agreement.   Any  purported  assignment, alienation,
     pledge,   attachment,   sale,   transfer    or  encumbrance
     that does not qualify under (a), (b), (c) or (d) shall   be
     void  and  unenforceable  against  the  Company.
     "Immediate  Family"  means, with  respect  to  a  particular
     Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

          The terms and provisions of an Award Agreement shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Award other than by will or by the laws of descent and distribution. An Award shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred Award, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred Award, by the executor or administrator of the Permitted Transferee), and all exercises of an Award shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements approved in advance by the Committee to provide for such payment."


     2.   Section 5.4 (vi) is hereby deleted in its entirety.


     3. Section 6.2 is hereby deleted in its entirety and the following is substituted therefore:

     "6.2 Adjustments of Awards Upon the Occurrence of Certain
     Unusual or Nonrecurring Events.

          A.    If  a  Change  of  Control occurs  which  is  not
     approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction, with respect to outstanding grants of Restricted Stock made under Section 5.3, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options and Stock Appreciation Rights made under Section 5.1 or Section 5.2, respectively, all such outstanding Options and Stock Appreciation Rights, irrespective of whether they are then exercisable, may, at the option of the grantee, be surrendered to the Company by each grantee thereof and such Options and Stock Appreciation Rights shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options and/or Stock Appreciation Rights held by such grantee multiplied by the difference between (x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option or, in the case of Stock Appreciation Rights, the grant price of the Stock Appreciation Right, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial




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     Ownership or Directors takes place, (3)the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or
     (v)) to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, or (4) the Fair Market Value of a Share on the Date determined by the Committee to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any event described in clause (vi) above has occurred, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 6.2A. consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock, Stock Appreciation Rights or Options theretofore granted or the purchase price or grant price per share, if applicable.

          C.    All  outstanding grants shall vest upon the  date
     (a) a press release is issued announcing a pending shareholder vote or other transaction which, if approved or consummated, would constitute a Change of Control, or (b) a tender offer or exchange is publicly announced or commenced which, if consummated, would constitute a Change of Control.

          D.   Any adjustment provided for in Section 3.2 or
     Section 6.2 whall be subject to any required stockholder action."


4.   The following new definition (v) is added to the end of
Section 10 of the Plan:

     "(v)  "Change of Control" means:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by





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     the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with subclauses (A), (B) and (C) of clause (3) of this definition;

          (2) Individuals who, as of May 8, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entitles that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-
     outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company."


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     AS AMENDED HEREBY, the Plan is specifically ratified and
reaffirmed.

Dated effective as of May 8, 2001.

ATTEST:                                 EOG RESOURCES, INC.




By: /s/VICKIE L. GRAHAM                 By: /s/PATRICIA EDWARDS
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